Exhibit 8.2

Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166-0193 Tel 212.351.4000 www.gibsondunn.com

Client: 36675-00001

October 15, 2018

GulfMark Offshore, Inc.

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

Re:	Agreement and Plan of Merger, dated as of July 15, 2018

Ladies and Gentlemen:

We have acted as special tax counsel to GulfMark Offshore, Inc., a Delaware corporation (“GulfMark”), in connection with (i) the proposed merger (the “Initial Merger”) of Gorgon Acquisition Corp. (“Merger Sub”), a Delaware corporation and a direct, wholly-owned subsidiary of Tidewater, Inc., a Delaware corporation (“Tidewater”), with and into GulfMark and (ii) the proposed merger (together with the Initial Merger, the “Mergers”) of GulfMark with and into Gorgon Newco, LLC (“Newco” and, together with Merger Sub, “Merger Subs”), a Delaware limited liability company and a direct, wholly owned subsidiary of Tidewater, as contemplated by the Agreement and Plan of Merger dated as of July 15, 2018, between Tidewater and GulfMark (the “Merger Agreement”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

You have requested our opinion regarding certain U.S. federal income tax consequences of the Mergers. In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any exhibits and schedules thereto), (ii) the Registration Statement on Form S-4 (File No. 333-227111) (as amended through the date hereof, the “Registration Statement”) initially filed by Tidewater, including the proxy statement/prospectus forming a part thereof, relating to the transactions contemplated by the Merger Agreement, (iii) the respective tax representation letters of Tidewater and GulfMark, each delivered to us for purposes of this opinion (the “Representation Letters”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purpose of our opinion.

In addition, we have assumed, with your consent, that:

1.

Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Mergers) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

GulfMark Offshore, Inc.

October 15, 2018

2.

The Mergers will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Registration Statement and the proxy statement/prospectus, no such documents have been or will be amended in any manner that would affect the conclusions herein and the Mergers will be effective under the laws of the State of Delaware;

3.

All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the effective time of the Mergers, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the effective time of the Mergers;

4.

Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the effective time of the Mergers, in each case without such qualification;

5.

The parties have complied with and, if applicable, will continue to comply with, the covenants and other terms contained in the Merger Agreement, the Registration Statement and the proxy statement/prospectus; and

6.	There will be no change in applicable U.S. federal income tax law from the date hereof through the effective time of the Mergers.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated in the Registration Statement and the proxy statement/prospectus constituting part of the Registration Statement, we are of the opinion that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), with the U.S. federal income tax consequences to U.S. Holders (as defined in the Registration Statement) of GulfMark stock as described under “Material U.S. Federal Income Tax Consequences of the Business Combination” in the Registration Statement.

GulfMark Offshore, Inc.

October 15, 2018

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.

This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the U.S. federal income tax consequences of the Mergers. We express no opinion as to U.S. federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

2.

No opinion is expressed as to any transaction other than the Mergers as described in the Merger Agreement. Further, no opinion is expressed as to any matter whatsoever, including the Mergers, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied, including in the Registration Statement, the proxy statement/prospectus and the Representation Letters, are not true and accurate at all relevant times.

No conclusions are expressed with respect to the laws of any state or foreign jurisdiction or on any matters other than that specifically covered by the foregoing conclusion. This opinion is issued solely in connection with the Registration Statement, based on the assumptions set forth herein, and may not be relied upon by anyone in any other context nor used for any other purpose.

GulfMark Offshore, Inc.

October 15, 2018

We hereby consent to the filing of this opinion with the SEC as Exhibit 8.2 to the Registration Statement. We also consent to the references to our firm under the captions “Material U.S. Federal Income Tax Consequences of the Business Combination” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC.

Very truly yours,

/s/ Gibson, Dunn and Crutcher LLP